Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                         KLAMATH FIRST BANCORP, INC.
------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                         KLAMATH FIRST BANCORP, INC.
------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
               N/A
------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
               N/A
------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
               N/A
------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
               N/A
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
               N/A
------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
               N/A
------------------------------------------------------------------------------
(3)  Filing party:
               N/A
------------------------------------------------------------------------------
(4)  Date filed:
               N/A
------------------------------------------------------------------------------

                 [Klamath First Bancorp, Inc. Letterhead]

                            December 26, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Klamath First Bancorp, Inc. ("Company"), the holding company for Klamath First Federal Savings and Loan Association. The meeting will be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 30, 2002, at 2:00 p.m., Pacific Time.

     The Notice of Annual Meeting of Shareholders and the Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to any questions our shareholders may have.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, please sign, date and return the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                   Sincerely,


                                   /s/Kermit K. Houser
                                   Kermit K. Houser
                                   President and Chief Executive Officer

                        KLAMATH FIRST BANCORP, INC.
                              540 Main Street
                        Klamath Falls, Oregon 97601
                               (541) 882-3444

------------------------------------------------------------------------------
                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    To Be Held On January 30, 2002
------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN THAT, the Annual Meeting of Shareholders ("Meeting") of Klamath First Bancorp, Inc. ("Company") will be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 30, 2002, at 2:00 p.m., Pacific Time.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of three directors of the Company;

     2. The approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2002; and

     3. Such other matters as may properly come before the Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on November 30, 2001, are the shareholders entitled to receive notice of and to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /S/CRAIG M MOORE
                              CRAIG M MOORE
                              SECRETARY

Klamath Falls, Oregon
December 26, 2001
------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                            PROXY STATEMENT
                                   OF
                        KLAMATH FIRST BANCORP, INC.
                             540 Main Street
                       Klamath Falls, Oregon 97601
                             (541) 882-3444

------------------------------------------------------------------------------
                      ANNUAL MEETING OF SHAREHOLDERS
                             JANUARY 30, 2002
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Klamath First Bancorp, Inc. ("Company"), the holding company for Klamath First Federal Savings and Loan Association ("Association"), to be used at the Annual Meeting of Shareholders of the Company ("Meeting"). The Meeting will be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 30, 2002, at 2:00 p.m., Pacific Time. The accompanying Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed form of Proxy are being first mailed to shareholders on or about December 26, 2001.

------------------------------------------------------------------------------
                    VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Shareholders Entitled to Vote at Meeting. Shareholders of record at the close of business on November 30, 2001 ("Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of the close of business on the Record Date, the Company had 6,848,667 shares of Common Stock issued and outstanding.

     As provided in the Company's Articles of Incorporation, record holders of the Company's Common Stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

     If you are a beneficial owner of Company Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company Common Stock held in street name in person at the Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

     Quorum Requirement. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

     Proxies; Proxy Revocation Procedures. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is properly signed but no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR the approval of the appointment of Deloitte & Touche LLP as independent auditors. If a shareholder attends the Meeting, he or she may vote by ballot. The Board recommends a vote FOR the election of the nominees for director and FOR the appointment of Deloitte and Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2002.

     Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later dated proxy before a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     If your Company Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

     Participants in the Klamath First Federal Savings and Loan Association ESOP. If a shareholder is a participant in the Klamath First Federal Savings and Loan Association Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. The instructions are confidential and will not be disclosed to the Company. Unallocated shares of Common Stock held by the ESOP, and allocated shares for which no voting instructions are received from participants, will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

     Vote Required. The three directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee for election as directors. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

     The approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2002 requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

------------------------------------------------------------------------------
             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the outstanding shares of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based solely upon the receipt of such reports, other than as set forth in the following table, management knows of no person who owned more than 5% of the outstanding shares of Common Stock as of the Record Date. In addition, the following table sets forth, as of the Record Date, information as to the shares of the Common Stock beneficially owned by each director and named executive officer and by all executive officers and directors of the Company as a group.

                                                 Number of
                                                  Shares         Percent of
                                               Beneficially        Shares
Name                                             Owned (1)       Outstanding
----                                             ---------       -----------

Beneficial owners of more than 5%

Klamath First Federal Savings and Loan            391,351          5.71%
Association Employee Stock Ownership Plan (2)
540 Main Street
Klamath Falls, Oregon 97601

                                                 Number of
                                                  Shares         Percent of
                                               Beneficially        Shares
Name                                             Owned (1)       Outstanding
----                                             ---------       -----------

Dimensional Fund Advisors, Inc.(3)                576,500            7.88
1299 Ocean Avenue
11th Floor
Santa Monica, California 90401

Thomson Hortsmann & Bryant, Inc. (4)              506,500            6.91
Park 80 West, Plaza One
Saddle Brook, New Jersey 07663

High Rock Capital LLC (5)                         387,100            5.30
High Rock Asset Management LLC
28 State Street, 18th Floor
Boston, Massachusetts 02109

Baupost Group LLC (6)                             611,000            8.35
44 Brattle Street, 5th Floor
Cambridge, Massachusetts 02139

Friedman Billings Ramsey Group, Inc. (7)          365,000            5.60
1001 19th Street North
Arlington, Virginia 22209

Directors and Certain Executive Officers(8)

Rodney N. Murray, Chairman of the Board            94,129(9)         1.37
Kermit K. Houser, President and
  Chief Executive Officer                          70,200(10)        1.03
Bernard Z. Agrons                                  70,447(11)        1.03
J. Gillis Hannigan                                 67,370(12)         *
Dianne E. Spires                                   24,760(13)         *
Timothy A. Bailey                                  70,348(14)        1.03
James D. Bocchi                                    78,616(15)        1.15
William C. Dalton                                  56,570(16)         *
Robert A. Tucker, former Executive
  Vice President, Secretary,
  and Chief Credit Officer                        216,671(17)        3.16
Frank X. Hernandez                                 38,317(18)         *
Marshall J. Alexander                             164,535(19)        2.40
Craig M Moore                                       7,892(20)         *
All Executive Officers and
 Directors as a Group (12 persons)                959,855(21)       14.02
---------------
*    Less than 1% of shares outstanding.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has voting and/or investment power with respect to such security or has a right to acquire, through the exercise of outstanding options or otherwise, beneficial ownership at any time within 60 days from the Record Date. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power.
(2) Under the terms of the ESOP, the trustees will vote unallocated shares and allocated shares for which no voting instructions are received in the same proportion as shares for which the trustees have received voting instructions from participants. As of the Record Date, 587,299 shares have been allocated to participants' accounts. The trustees of the ESOP are Bernard Z. Agrons, Timothy A. Bailey, and J. Gillis Hannigan.
(3) Based on a Schedule 13G, dated February 2, 2001, filed with the SEC. According to this filing Dimensional Fund Advisor, Inc., an investment adviser registered under the Investment Advisers Act of 1940, has sole voting power and sole dispositive power with respect to these shares.
(4) Based on a Schedule 13G, dated February 7, 2001. According to this filing, Thomson Horstmann & Bryant Inc., an investment adviser registered under the Investment Advisers Act of 1940, has sole voting power with respect to 282,100 shares and sole dispositive power with respect to 506,500 shares.
(5) Based on a Schedule 13G dated February 14, 2001. According to this filing, High Rock Capital LLC, an investment adviser registered under the Investment Advisers Act of 1940, has sole voting power with respect to 305,100 shares and sole dispositive power with respect to 386,100 shares and High Rock Asset Management LLC, an investment adviser registered under the Investment Advisers Act of 1940, has sole voting power and sole dispositive power with respect to 1,000 shares.
(6) Based on an amended Schedule 13G dated February 14, 2001. According to this filing, Baupost Group, LLC, an investment adviser registered under the Investment Advisers Act of 1940, has sole voting and sole dispositive power with respect to these shares.
(7) Based on a Schedule 13G dated July 16, 2001. According to this filing, Friedman Billings Ramsey, Inc., a parent holding company or control person, has sole voting power and sole dispositive power with respect to these shares.
(8) Under SEC regulations, the term "named executive officer(s)" is defined to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Kermit K. Houser, Frank
     X. Hernandez, Marshall J. Alexander and Robert A. Tucker were the Company's only "named executive officers" for the fiscal year ended September 30, 2001.
(9) Includes 61,167 shares underlying stock options exercisable within 60 days of the Record Date. Includes unvested restricted shares issued under the Company's Management Recognition and Development Plan
     ("MRDP"). Participants in the MRDP exercise all rights incidental to ownership, including voting rights.
(10) Mr. Kermit K. Houser was appointed by the Company as President and Chief Executive Officer, effective November 15, 2000. Includes 50,000 shares underlying stock options exercisable within 60 days of the Record
     Date.
(11) Includes 45,670 shares underlying stock options exercisable within 60 days of the Record Date.
(12) Includes 45,670 shares underlying stock options exercisable within 60 days of the Record Date.
(13) Includes 18,594 shares underlying stock options exercisable within 60 days of the Record Date. Includes unvested shares in the Company's MRDP. Participants in the MRDP exercise all rights incidental to ownership, including voting rights.
(14) Includes 45,670 shares underlying stock options exercisable within 60 days of the Record Date.
(15) Includes 45,670 shares underlying stock options exercisable within 60 days of the Record Date.
(16) Includes 45,670 shares underlying stock options exercisable within 60 days of the Record Date.
(17) Includes 156,584 shares underlying stock options exercisable within 60 days of the Record Date. Mr. Tucker retired from the Company effective October 5, 2001.
(18) Includes 9,786 shares underlying stock options exercisable within 60 days of the Record Date. Includes unvested shares in the Company's MRDP. Participants in the MRDP exercise all rights incidental to ownership, including voting rights.
(19) Includes 107,651 shares underlying stock options exercisable within 60 days of the Record Date. Includes unvested shares in the Company's MRDP. Participants in the MRDP exercise all rights incidental to ownership, including voting rights.

(20) Mr. Moore was appointed Corporate Secretary effective January 26, 2001. Includes unvested shares in the Company's MRDP. Participants in the MRDP exercise all rights incidental to ownership, including voting rights.
(21) Includes 632,132 shares underlying stock options exercisable within 60 days of the Record Date.

------------------------------------------------------------------------------
                   PROPOSAL I - ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Company's Board of Directors consists of eight directors as required by the Company's Bylaws. The Company's Bylaws also provide that directors will be elected for three-year staggered terms with approximately one-third of the directors elected each year.

     The nominees for election this year are Kermit K. Houser, J. Gillis Hannigan and Dianne E. Spires, all of whom are current members of the Board of Directors. Each of these directors has been nominated to serve for a three-year term.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for the terms specified in the table below. If the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of Messrs. Houser and Hannigan and Ms. Spires.

     The following table sets forth certain information regarding the nominees for election at the Meeting and the directors continuing in office after the Meeting.
                                                          Year First
                                                          Elected or
                            Principal Occupation          Appointed    Term to
    Name         Age(1)     During Last Five Years        Director(2)  Expire
    ----         ------     ----------------------        -----------  ------

                              BOARD NOMINEES

Kermit K. Houser  58     President and Chief Executive        2000     2005(3)
                         Officer of the Company and the
                         Association since November 2000.
                         Prior to joining the Company,
                         employed in various capacities
                         by Bank of America from 1983 to
                         2000, as senior vice president
                         and manager for commercial
                         banking; executive vice president
                         and senior credit officer; and
                         most recently, senior vice presi-
                         dent and market executive for
                         Bank of America's South Valley
                         commercial banking, in Fresno,
                         California.

J. Gillis
 Hannigan         72     Retired; Former Executive Vice       1987     2005(3)
                         President of Modoc Lumber,
                         Klamath Falls, Oregon; former
                         Vice President of DiGiorgio
                         Corporation in San Francisco,
                         California.

Dianne E. Spires  47     Certified Public Accountant;         1997     2005(3)
                         Partner in Rusth, Spires &
                         Menefee, LLP, Klamath Falls,
                         Oregon.

                      DIRECTORS CONTINUING IN OFFICE

                                                          Year First
                                                          Elected or
                            Principal Occupation          Appointed    Term to
    Name         Age(1)     During Last Five Years        Director(2)  Expire
    ----         ------     ----------------------        -----------  ------

Rodney N. Murray   73    Owner and operator of Rod            1976      2004
                         Murray Ranch, Klamath Falls,
                         Oregon; former owner and
                         operator of Klamath Falls
                         Creamery/Crater Lake Dairy
                         Products.

Bernard Z. Agrons  79    Retired; Weyerhaeuser Company        1974      2004
                         Vice President for the
                         Eastern Oregon Region until
                         1981.  Former State Representa-
                         tive in the Oregon State Legis-
                         lature from 1983 to 1991.


Timothy A. Bailey  55    Executive director of KMSB           1993      2003
                         Foundation; Member of Oregon
                         State Bar; Former Senior Vice
                         President - Klamath Operations
                         for Regence Blue Cross/Blue
                         Shield of Oregon.

James D. Bocchi    77    Retired; President and Chief         1983      2003
                         Executive Officer of the
                         Association from 1984 to 1994;
                         employed by Association from
                         1950 to 1994.

William C. Dalton  70    Retired, former owner of W.C.        1972      2003
                         Dalton Company, farming.

---------------
(1)  As of September 30, 2001.
(2)  Includes service on the Board of Directors of the Association.
(3)  Assuming election or re-election at the Meeting.

------------------------------------------------------------------------------
               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

     The Boards of Directors of the Company and the Association conduct their business through meetings of the Boards and through their committees. During the fiscal year ended September 30, 2001, the Board of Directors of the Company held 12 regular meetings and no special meetings and the Board of Directors of the Association held 12 regular meetings and six special meetings. No director of the Company or the Association attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

     The Boards of Directors of the Company and the Association have established various committees, including Executive, Audit, Compensation and Nominating Committees.

     The Executive Committee consists of Messrs. Bocchi, Dalton, Hannigan and Murray. The Executive Committee has the power and authority to act on behalf of the Board of Directors on matters between regularly scheduled Board meetings unless specific Board of Directors' action is otherwise required. The Executive Committees of the Company and of the Association met twice during the year ended September 30, 2001.

     The Audit Committee consists of Messrs. Agrons, Dalton and Murray and Ms. Spires. The Audit Committee reviews the internal auditors' reports and results of their examination prior to review by and with the entire Board of Directors and retains and establishes the scope of engagement of the Company's independent auditors. The Audit Committee met five times during the year ended September 30, 2001. For additional information regarding the Audit Committee, see "Audit Committee Matters" below.

     The Compensation Committee, consisting of Messrs. Hannigan, Agrons and Bailey, reviews and recommends compensation arrangements for management and other personnel. The Compensation Committee met four times during the year ended September 30, 2001.

     The Nominating Committee, consisting of the Company's full Board of Directors, selects the nominees for election as directors. The Nominating Committee met once to nominate the nominees for directors at the Meeting and three times to discuss the size and composition of the Board of Directors. The Nominating Committee intends to increase the size of the Board of Directors to better reflect the expansion of the Company's market area.

------------------------------------------------------------------------------
                          DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

     The Company and the Association each pay fees to its directors, and each director of the Company is a director of the Association. Each director of the Company receives a quarterly fee of $1,000, except that the Chairman of the Board receives a quarterly fee of $1,250. Each director of the Association other than the Chairman of the Board receives an annual retainer of $10,900 and a fee of $1,550 per month for attendance at regular Board meetings. In addition to the annual retainer, the Chairman of the Board of the Association also receives a fee of $1,950 per month for attendance at regular Board meetings. Mr. Houser, President, Chief Executive Officer and a director of the Company and the Association, does not receive any fees for attending Board meetings of the Company and the Association. The Company and the Association paid total fees to directors of $236,550 for the fiscal year ended September 30, 2001, and $16,800 was paid to one director emeritus.

     The Association also maintains an unfunded supplemental benefit plan to provide retirement benefits to members of the Board of Directors. Payments are based on directors' fees paid by the Association and continue for a period of five years following a director's retirement, except for directors who served at January 1, 1992, who receive this fee for life.

------------------------------------------------------------------------------
                         EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

     Summary Compensation Table. The following table shows the compensation paid during the last three fiscal years to the Company's Chief Executive Officer and the three highest paid executive officers of the Company who received salary and incentive compensation in excess of $100,000 during the fiscal year ended September 30, 2001.


                                                                Long-Term
                                                               Compensation
                                  Annual Compensation(1)          Awards
                             --------------------------------  ------------
                                                                Restricted
                                                                  Stock           All Other
Name and Position            Year     Salary($)      Bonus($)  Awards($)(3)   Compensation($)(4)
-----------------            ----     ---------      --------  ------------   ------------------
Kermit K. Houser (2)         2001     $175,000     $     --      $232,500        $     --
President and Chief
 Executive Officer
 and Director

Marshall J. Alexander        2001     $104,220     $     --      $147,481        $ 34,132
Executive Vice President     2000       89,352        1,789            --          32,435
 and Chief Financial         1999       80,892        4,235            --          37,913
 Officer



                                                                Long-Term
                                                               Compensation
                                  Annual Compensation(1)          Awards
                             --------------------------------  ------------
                                                                Restricted
                                                                  Stock           All Other
Name and Position            Year     Salary($)      Bonus($)  Awards($)(3)   Compensation($)(4)
-----------------            ----     ---------      --------  ------------   ------------------

Frank X. Hernandez           2001     $103,980     $     --      $130,630         $ 28,616
Senior Vice President        2000       94,542        1,891            --           21,306
 and Chief Operating         1999       74,502        3,750            --           21,916
 Officer

Robert A. Tucker(5)          2001     $114,600     $     --      $147,481         $229,559
former Executive Vice        2000      109,164        2,183            --           32,435
 President, Secretary and    1999       98,964        5,084            --           37,913
 Chief Credit Officer



--------------
(1) All compensation is paid by the Association. Excludes certain additional benefits which did not exceed the lesser of $50,000 or 10% of salary and bonus.
(2)  Mr. Houser was appointed to his position effective November 15, 2000.
(3) Represents the total value of the award of 20,000 shares of restricted Common Stock to Mr. Houser, on November 15, 2000, the award date, pursuant to the MRDP. Represents the total value of the award of restricted Common Stock to Messrs. Alexander, Hernandez, and Tucker, on April 1, 2001, the award date, pursuant to the MRDP. The restricted MRDP shares vest ratably over a two-year period, except for those awarded to Mr. Hernandez, which vest ratably over a five-year period. At September 30, 2001, the value of the unvested restricted stock awards were: Mr. Houser, $273,000; Mr. Alexander, $154,109; Mr. Hernandez, $136,500; and
     Mr. Tucker, $154,109. Because the unrestricted shares were not vested at the time of Mr. Tucker's retirement from the Company on October 5, 2001, Mr. Tucker forfeited the award of restricted shares.
(4) For Messrs. Houser, Alexander, Hernandez and Tucker, represents the cost to the Company of awards under the ESOP. For Mr. Tucker, represents $34,132 in cost to the Company of allocations under the ESOP and lump sum payments of $100,000 and $95,427 to Mr. Tucker for severance compensation and early retirement benefits, respectively.
(5)  Mr. Tucker retired from the Company effective October 5, 2001.  Mr. Ben
     A. Gay was appointed to replace Mr. Tucker effective October 5, 2001.

     Option Grants in Last Fiscal Year. The Company maintains the Klamath First Bancorp, Inc. 1996 Stock Option Plan ("Option Plan"), which provides discretionary awards of options to purchase Common Stock to officers, directors and employees as determined by the Board of Directors. The Option Plan was approved by stockholders at the 1996 Annual Meeting of Stockholders. The following table lists all grants of options under the Option Plan to any named executive officers for the year ended September 30, 2001 and contains certain information about the potential value of the options based upon certain assumptions as to the appreciation of the Company's Common Stock over the life of the option.


                                                                                     Potential Realizable
                                                                                       Value at Assumed
                         Number of      Percent of                                      Annual Rates of
                         Securities    Total Options                                Stock Price Appreciation
                         Underlying     Granted to                                     for Option Term(2)
                          Options      Employees in     Exercise   Expiration      ------------------------
Name                     Granted (1)    Fiscal Year       Price       Date           5%($)         10%($)
----                     -----------    -----------       -----       -----          -----         ------

Kermit K. Houser          100,000         39.6%          $11.625   11/15/10      $1,893,590     $3,015,226
Frank X. Hernandez         20,000          7.9%          $13.063     4/1/11      $  425,565     $  677,641
Marshall J. Alexander      20,000          7.9%          $13.063     4/1/11      $  425,565     $  677,641
Robert A. Tucker           20,000          7.9%          $13.063     4/1/11      $  425,565     $  677,641

                                           (footnotes on following page)

-----------
(1) Each option grant reported in the table vests at the rate of 50% per annum except for those granted to Mr. Hernandez, which vest at the rate of 20% per annum. Options will become immediately exercisable in the event of a change in control of the Company.
(2) The dollar gains under these columns result from calculations required by the SEC's rules and are not intended to forecast future price appreciation of the Common Stock of the Company. It is important to note that options have value to the listed executive only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the listed executives to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company's Common Stock would be approximately $18.936 and $30.152, respectively, as of the expiration of the options granted on November 15, 2000 and $21.278 and $33.882, respectively, as of the expiration of the options granted on April 1, 2001.
(3) Because the options were unvested at the time of his retirement from the Company on October 5, 2001, Mr. Tucker forfeited his award of options.


     Option Exercise/Value Table.  The following information is provided for Messrs. Houser, Alexander,
Hernandez and Tucker.  Mr. Tucker retired from the Company effective October 5, 2001.

                                                         Number of                   Dollar Value of
                       Number of                     Unexercised Options          In-the-Money Options
                         Shares      Dollar         at Fiscal Year End(#)       at Fiscal Year End($)(1)
                      Acquired on    Value       --------------------------    --------------------------
      Name            Exercise(#)  Realized($)   Exercisable  Unexercisable    Exercisable  Unexercisable
      ----            -----------  -----------   -----------  -------------    -----------  -------------

Kermit K. Houser          --          $ --               --      100,000         $     --      $202,500
Marshall J. Alexander     --          $ --          107,651       20,000         $ 56,517      $ 11,740
Frank X. Hernandez        --          $ --            9,786       20,000         $  5,138      $ 11,740
Robert A. Tucker          --          $ --          156,584(2)    20,000(3)      $ 82,207      $ 11,740




----------
(1) Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on September 30, 2001 less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.
(2)  Mr. Tucker's options are fully exercisable through April 9, 2006.
(3) Because these options were unvested at the time of his retirement from the Company on October 5, 2001, Mr. Tucker forfeited his awards of options.

     Employment Agreements. The Company and the Association (collectively, "Employers") have entered into two-year employment agreements ("Employment Agreements") with Mr. Houser, Mr. Hernandez, and Mr. Alexander (individually, the "Executive," collectively, "the Executives").

     Under the Employment Agreements, the current annual salary level for Messrs. Houser, Hernandez and Alexander is $200,000, $103,980, and $114,600, respectively, which amounts will be paid by the Association and which may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board of Directors. The current term for Mr. Houser's Employment Agreement expires on November 15, 2003 and the current terms for Mr. Hernandez's and Mr. Alexander's Employment Agreements expire October 1, 2003. The Employment Agreements are terminable by the Employers for just cause at any time or upon the occurrence of certain events specified by federal regulations. Under the Employment Agreements, the Executives may receive bonuses at the discretion of the Board.

     The Employment Agreements provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the Executives are assigned duties inconsistent with their respective position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the Employment Agreements as, among other things, any time during the period of employment when (a) a person other than the

Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). Such amounts will be paid in a lump sum within ten business days following the termination of employment. Had a change in control of the Employers occurred in 2001, Messrs. Houser, Hernandez and Alexander would have been entitled to a severance payment of approximately $598,000, $310,900 and $342,654, respectively. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that certain severance payments which equal or exceed three times the base compensation of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The Employment Agreements restrict the Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if the Executive voluntarily terminates employment, except in the event of a change in control.

     The Employers had entered into an employment agreement with Mr. Tucker on substantially similar terms to those of Messrs. Hernandez and Alexander. Mr. Tucker's employment agreement was terminated upon his resignation. In connection with his resignation, the Boards of Directors of the Employers authorized severance compensation payable to Mr. Tucker in a lump sum payment of $100,000 on October 5, 2001, which payment was subject to all applicable federal and state withholding obligations. As a condition of payment, Mr. Tucker has agreed not to compete with the Employers for a period of one year.

     Retirement Plan. The Association has participated in the Financial Institutions Retirement Fund ("FIRF"), a defined benefit retirement plan. On September 7, 2001, the Association provided notice to all plan participants that the defined benefit plan would be terminated, with no additional accrual of benefits under the plan after September 30, 2001. This action was taken for numerous reasons, including the following: to provide greater certainty of and to reduce pension costs, to encourage employee planning for retirement, and to permit greater portability in connection with a more mobile work force.

     All employees working at least 1,000 hours per year were eligible to participate in the FIRF after completion of one year of service to the Association. Benefits were based upon years of service and salary excluding bonuses, fees, commissions, etc. Participants were fully vested in their accrued benefit after five years of service. At September 30, 2001, Messrs. Tucker, Alexander and Hernandez had 27,14 and 8 years of credited service under the FIRF, respectively.

     Under the plan, the normal retirement age was 65 and the early retirement age was before age 65, but at least age 45. Normal retirement benefits were equal to 1.5% multiplied by the years of benefit service to the Association and by the employee's average base salary for the five highest consecutive years preceding retirement up to the covered compensation level. An employee could also elect early retirement in which case the retirement benefit payable at age 65 would equal the vested amount of the employee's normal retirement benefit accrued through the employee's last day of employment. However, if payments commenced prior to age 65, the benefit was reduced proportionately based on the employee's age. Payment would also be deferred to any time up to age 70, in which case the retirement allowance payable at age 65 would be increased by .8% for each month of deferment after age 65 (to a maximum increase of 48%). The Association's contributions were determined actuarially in an amount necessary to fund the accrued and anticipated benefits. Upon retirement, the regular form of benefit under the FIRF was an annuity payable in equal monthly installments for the life of the employee. Optional annuity benefit forms or a lump sum distribution could also be elected by the employee. Benefits were not reduced by a participant's social security benefits.

     The following table indicates the annual retirement benefits that would have been payable under the FIRF upon retirement at age 65 to a participant electing to receive his or her retirement benefits in the standard form of benefits, assuming various specified levels of the FIRF compensation and various specified years of credited service. Under the Code, maximum annual benefits under the FIRF are limited to $140,000 per year for the 2001 calendar year.

  Highest Five                      Years of Service
  Year Annual    -----------------------------------------------------------
 Compensation        15           20           25           30         35
 ------------    -----------------------------------------------------------

 $   10,000      $  2,250     $  3,000     $  3,750     $  4,500   $  5,250
 $   20,000         4,500        6,000        7,500        9,000     10,500
 $   30,000         6,750        9,000       11,250       13,500     15,750
 $   40,000         9,000       12,000       15,000       18,000     21,000
 $   50,000        11,250       15,000       18,750       22,500     26,250
 $   60,000        13,500       18,000       22,000       27,000     31,500
 $   70,000        15,750       21,000       26,250       31,500     36,750
 $   80,000        18,000       24,000       30,000       36,000     42,000
 $   90,000        20,250       27,000       33,750       40,500     47,250
 $  100,000        22,500       30,000       37,500       45,000     52,500
 $  110,000        24,750       33,000       41,250       49,500     57,750

     Beginning October 1, 2001, the Association adopted a 401(k) defined contribution plan, which permits eligible employees to defer salary on a pre-tax basis, with the Association matching 50% of the employee deferral up to a total 3% matching contribution. For example, an employee's deferral of 6% wages would result in the maximum matching contribution of 3% of wages. In addition, the 401(k) provides for an annual discretionary profit sharing contribution for all employees. Employee contributions vest immediately, with the employer matching contribution vesting equally over five years. Service prior to adoption of the 401(k) was counted toward vesting of employer matching contributions.

     In connection with termination of the defined benefit plan and adoption of the 401(k) defined contribution plan, enhanced early retirement benefits were made available to employees who would have at least 20 years of service with the Association and who elected to retire prior to December 31, 2001. Mr Tucker was the only named executive among this group of employees. Employees accepting the early retirement benefits were paid a lump sum representing the present value of the difference between their retirement benefits under the defined benefit plan at termination and the greater of what the benefits would have been if five years had been added to their age or service. Mr. Tucker received a gross lump sum payment of $95,427 on October 5, 2001 for accepting this benefit, namely, the greater of what the benefits would have been if five years had been added to his age or service. The payment was subject to federal and state withholding obligations.

------------------------------------------------------------------------------
                         AUDIT COMMITTEE MATTERS
------------------------------------------------------------------------------

     Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company.

     A copy of the Audit Committee Charter was filed as Appendix A to the Company's Annual Meeting Proxy Statement for the 2001 Annual Meeting of Stockholders.

     Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended September 30, 2001:

     - The Audit Committee has completed its review and discussion of the Company's 2001 audited financial statements with management;

     - The Audit Committee has discussed with the independent auditors (Deloitte & Touche LLP) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including, matters related to the conduct of the audit of the Company's financial statements;

     - The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditors independence, and the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

     - The Audit Committee has, based on its review and discussions with management of the Company's 2001 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended September 30, 2001 be included in the Company's Annual Report on Form 10-K.

Audit Committee consisting of:      Bernard Z. Agrons, Chairman
                                    William C. Dalton
                                    Rodney N. Murray
                                    Dianne E. Spires

     Independence and Other Matters. Each member of the Audit Committee is "independent," as defined, in the case of the Company, under the Nasdaq Stock Market Rules. The Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Audit Committee members are current officers or employees of the Company or its affiliates.

------------------------------------------------------------------------------
                           COMPENSATION COMMITTEE MATTERS
------------------------------------------------------------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee.   Under rules established by the
SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company and the Association. The disclosure requirements for the Chief Executive officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. Insofar as no separate compensation is currently payable by the company, the Compensation Committee of the Association (the "Committee"), at the direction of the Board of Directors of the Company, has prepared the following report for inclusion in this proxy statement.

     The Compensation Committee's duties are to recommend and administer policies that govern executive compensation for the Company and the Association. The Compensation Committee evaluates executive performance, compensation policies and salaries and makes recommendations to the Board of Directors concerning the compensation of each named executive officer and other executive officers. The Board of Directors reviews the Compensation Committee's recommendations and establishes compensation levels for the coming year.

     The executive compensation policy of the Company and the Association is designed to establish an appropriate relationship between executive pay and the Company's and the Association's annual and long-term performance, long-term growth objectives, and their ability to attract and retain qualified executive officers. The principles underlying the program are:

     - To attract and retain key executives who are vital to the long-term success of the Company and the Association and who are of the highest caliber;

     - To provide compensation levels competitive with those offered throughout the financial industry and consistent with the company's and the Association's level of performance; and

     - To motivate executives to enhance long-term shareholder value by building their personal ownership in the Company; and

     - To integrate the compensation program with the Company's and the Association's annual and long-term strategic planning and performance measurement processes.

     The Compensation Committee also considers a variety of subjective and objective factors in determining the compensation package for individual executives, including (i) the performance of the Company and the Association as a whole with emphasis on annual and long-term performance, (ii) the responsibilities assigned to each executive, and (iii) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Association during the year.

     The Compensation Committee considers compensation surveys prepared by The Bank Administration Institute, America's Community Bankers, Ben S. Cole Financial Survey of Executive Salaries and Benefits, and Milliman & Robertson.

     Although the Compensation Committee did not establish executive compensation levels on the basis of whether specific financial goals had been achieved by the Company and the Association, the Compensation Committee (and the Board of Directors) considered the overall profitability of the Company and the Association when making their decisions. The Compensation Committee believes that management compensation levels, as a whole, appropriately reflect the application of the Company's and Association's executive compensation policy and the progress of the Company and the Association.

     The compensation for the Company's new President and Chief Executive Officer (effective as of November 15, 2000 and succeeding the Company's former President and Chief Executive Officer who resigned in August 2000), Kermit K. Houser, was $200,000. The Compensation Committee believes Mr. Houser's salary is appropriate based on competitive salary surveys.

     The Committee also recommends to the Board of Directors the amount of fees paid for service on the Board. The Committee did not recommend a change in Board fees during the fiscal year ended September 30, 2001.

Compensation Committee consisting of:    J. Gillis Hannigan, Chairman
                                         Timothy A. Bailey
                                         Bernard Z. Agrons

     Compensation Committee Interlocks and Insider Participation. No executive officer of the Company or the Association has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Association has served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Association has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Association.

------------------------------------------------------------------------------
                             PERFORMANCE GRAPH
------------------------------------------------------------------------------

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL $1 Billion to $5 Billion Thrift Index. Total return assumes the reinvestment of all dividends.

                           [graph appears here]



                                    09-30-96     09-30-97    09-30-98      09-30-99    09/30/00     09/30/01
                                    --------     --------    --------      --------    --------     --------
Klamath First Bancorp, Inc.         $100.00       $158.02     $126.68      $ 94.90      $ 99.22      $110.46
The Nasdaq Index (U.S. Companies)    100.00        137.27      139.44       227.82       302.47       123.64
SNL $1 Billion to $5 Billion
 Thrift Index                        100.00        170.95      162.95       166.28       177.53       250.02


------------------------------------------------------------------------------
               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that, during the fiscal year ended September 30, 2001, all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were complied with properly and timely, except for the filing of a Form 3, Initial Statement of Beneficial Ownership of Securities, to initially report securities beneficially owned by Craig M Moore, Secretary, which was subsequently filed and except for the filing of a Form 5, Annual Statement of Changes in Beneficial Ownership, to report the grant of stock options to Kermit K. Houser, President and Chief Executive Officer, Marshall J. Alexander, Executive Vice President and Chief Financial Officer, and Craig M Moore, Secretary, which Forms 5 were subsequently filed, and that for Frank X. Hernandez, Senior Vice President and Chief Operating Officer, which Form 5 has not yet been filed.

------------------------------------------------------------------------------
                 CERTAIN TRANSACTIONS WITH THE ASSOCIATION
------------------------------------------------------------------------------

     The Association has followed the policy of granting loans to its officers, directors and employees. Loans to such persons are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee), and, in the opinion of management, do not involve more than the normal risk of collectability or present other unfavorable features. At September 30, 2001, loans to directors and executive officers (excluding available lines of credit) totalled approximately $2.7 million.

------------------------------------------------------------------------------
      PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
------------------------------------------------------------------------------

     Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended September 30, 2001. The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2002, subject to approval by stockholders. A representative of Deloitte & Touche LLP will be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he so desires.

     Audit Fees. The aggregate fees billed to the Company for professional services rendered for the audit of the Company's financial statements for fiscal 2001 and the reviews of the financial statements included in the Company Forms 10-Q for that year, including travel expenses, were approximately $185,000.

     Financial Information Systems Design and Implementation Fees. No independent public accountant performed financial information system design or implementation work for the Company during the fiscal year ended September 30, 2001.

     All Other Fees. Other than audit fees, the aggregate fees billed to the Company by Deloitte & Touche LLP for fiscal 2001, none of which were financial information systems design and implementation fees, were approximately $92,000. The Audit Committee of the Board of Directors determined that the services performed by Deloitte & Touche LLP other than audit services are not incompatible with Deloitte & Touche LLP maintaining its independence.

     If the ratification of the appointment of Deloitte & Touche LLP is not approved by a majority of the votes cast by shareholders at the Meeting, other independent public accountants will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002.

------------------------------------------------------------------------------
                              OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

------------------------------------------------------------------------------
                              MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. Directors, officers and regular employees of the Company and the Association may solicit proxies personally or by telecopier or telephone without additional compensation. The Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock.

     The Company's Annual Report to Shareholders has been mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of this proxy solicitation material or as having been incorporated herein by reference.

------------------------------------------------------------------------------
                      SHAREHOLDER PROPOSALS
------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy materials of the Company for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 540 Main Street, Klamath Falls, Oregon, no later than August 15, 2002. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Articles of Incorporation provide that shareholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Secretary of the Company not less than 30 days nor more than 60 days before the annual meeting of shareholders; provided, however, if less than 31 days notice is given, such notice shall be delivered to the Secretary of the Company no later than the close of the tenth day following the date on which notice of the meeting was mailed to shareholders. Based on the date of the 2002 Annual Meeting, the Company anticipates that, in order to be timely, shareholder nominations or proposals intended to be made at the 2003 Annual Meeting must be made by December 27, 2002. As specified in the Company's Articles of Incorporation, the notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.

------------------------------------------------------------------------------
                            FORM 10-K
------------------------------------------------------------------------------

     A copy of the Annual Report on Form 10-K as filed with the SEC will be furnished without charge to shareholders as of the close of business on the Record Date upon written request to Craig M Moore, Secretary, Klamath First Bancorp, Inc., 540 Main Street, Klamath Falls, Oregon 97601.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  /S/CRAIG M MOORE
                                  CRAIG M MOORE
                                  SECRETARY

Klamath Falls, Oregon
December 26, 2001

                              REVOCABLE PROXY
                        KLAMATH FIRST BANCORP, INC.

                       ANNUAL MEETING OF SHAREHOLDERS
                              January 30, 2002

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Klamath First Bancorp, Inc. ("Company") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 30, 2002, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, as follows:

                                                       VOTE         VOTE
                                                        FOR       WITHHELD
                                                       ----       --------


1.   The election as directors of all nominees         [    ]      [    ]
     listed below (except as marked to the
     contrary below).

     Kermit K. Houser
     J. Gillis Hannigan
     Dianne E. Spires

     INSTRUCTION:  To withhold your vote
     for any individual nominee(s), write that nominee's(s') name(s) on the line below.

     -----------------------------------------

     -----------------------------------------

                                                       FOR    AGAINST  ABSTAIN
                                                       ----   -------  -------

2.   The approval of the appointment of Deloitte &     [   ]   [   ]    [   ]
     Touche LLP as independent auditors for the fiscal year ending September 30, 2002.

3.   Such other matters that may properly
     come before the Meeting or any
     adjournments thereof.

     The Board of Directors recommends a vote "FOR" the above proposals.

------------------------------------------------------------------------------
THIS PROXY, RETURNED PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
------------------------------------------------------------------------------

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of Annual Meeting of Shareholders, a proxy statement for the Annual Meeting of Shareholders, and an Annual Report to Shareholders.



Dated:
       -----------------------


     --------------------------------       ----------------------------------
     PRINT NAME OF SHAREHOLDER              PRINT NAME OF SHAREHOLDER


     --------------------------------       ----------------------------------
     SIGNATURE OF SHAREHOLDER               SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one holder need sign, but each holder should sign, if possible.

        PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                     ENCLOSED POSTAGE-PREPAID ENVELOPE.